Exhibit 10.2
SETTLEMENT AGREEMENT AND MUTUAL RELEASE
     This SETTLEMENT AGREEMENT AND MUTUAL RELEASE (“Agreement”) is made and entered into as of March 16, 2007 (the “Effective Date”) by and between Actel Corporation, a California corporation with a place of business at 2061 Stierlin Court, Mountain View, CA 94043 (“Actel”) and BTR, Inc., a Nevada corporation with a place of business at 20380 Town Center Lane, Suite 250, Cupertino, CA 95014 (“BTR”) and Advantage Logic Inc., a California corporation with a place of business at 20380 Town Center Lane, Suite 250, Cupertino, CA 95014 (“ALI” and, together with BTR, “BTR/ALI”), and, solely as to Section 1 (Definitions), Section 3 (Releases by BTR/ALI and the Officers), Section 5 (“Discovery Materials”), and Section 7 (Miscellaneous) (except for Section 7.1), Benjamin Ting, Peter Pani, and Richard Abraham (collectively, the “Officers”). The Parties hereby agree as follows:
1. DEFINITIONS
1.1 Unless otherwise defined in this Agreement, capitalized terms not defined in this Agreement will have the meaning defined in the Asset Purchase Agreement or the License Agreement.
1.1.1 “Arbitrator” means Hon. Eugene Lynch (Ret.) of JAMS, the arbitrator in the Arbitration.
1.1.2 “Asset Purchase Agreement” means the asset purchase agreement of even date herewith entered into by the Parties to this Agreement providing, among other things, for Actel’s purchase of the patents, trade secrets and all other intellectual property rights that are the subject of the Arbitration.
1.1.3 “Business Day” means any day other than a Saturday, Sunday or other day on which banks in California are authorized or required by law to close.”
1.1.4 “Discovery Materials” means all documents, things, electronic storage media, and other materials disclosed or delivered by one Party to the other Party during the Arbitration.
1.1.5 “Party” means Actel, BTR and ALI (or when used collectively BTR/ALI), and, solely as to Section 1 (Definitions), Section 3 (Releases by BTR/ALI and the Officers), Section 5 (“Discovery Materials”), and Section 7 (Miscellaneous) (except for Section 7.1), Benjamin Ting, Peter Pani, and Richard Abraham (collectively, the “Officers”).
1.1.6 “Prior Agreements” means, except for the Protective Order and the Asset Purchase Agreement, all written and oral agreements and obligations between any member of BTR/ALI and Actel including, but not limited to, all license, consulting, employment, and other agreements and contracts arising or entered into prior to the Effective Date.
1.1.7 “Protective Order” means the protective order attached as Attachment A and fully incorporated by reference into this Agreement, entered by the Arbitrator in the Arbitration.

2. DISMISSAL OF ARBITRATION
2.1 Agreement to Dismiss. Upon the execution of this Agreement, Actel and BTR, through their counsel, shall promptly execute and file with the Arbitrator a stipulation for dismissal of the Arbitration with prejudice in the form attached hereto as Attachment B (Stipulation).
3. RELEASES BY BTR/ALI AND THE OFFICERS
3.1 General Release. For good and valuable consideration, including Actel’s consent to the Stipulation the release by the Actel Releasors (as such term is defined in Section 4.1 hereof) and Actel’s entry into and performance of its obligations under the Asset Purchase Agreement, BTR/ALI, for themselves and their respective officers, directors, shareholders, employees, agents, servants, attorneys, parent corporations, subsidiary corporations, successors, and assigns, past and present, the Officers, and each and all of them (collectively, the “BTR/ALI Releasors”), do hereby acknowledge full and complete satisfaction of, and do hereby release and discharge Actel and its officers, directors, shareholders, attorneys, employees, agents, servants, parent corporations, subsidiary corporations, successors, and assigns, past and present, and each and all of them (hereinafter collectively, the “Actel Releasees”), from any and all claims, demands, and causes of action of whatever kind or nature, whether known or unknown, or suspected or unsuspected, by the BTR/ALI Releasors that the BTR/ALI Releasors, or any of them, now own or hold or have at any time owned or held as against the Actel Releasees or any of them, including, without limitation, any claims, demands, and causes of action based, in whole or in part, on any contract, license, or other agreement or obligation between Actel and BTR/ALI entered into or undertaken prior to the Effective Date.
3.2 California Civil Code Section 1542. It is the intention of the BTR/ALI Releasors in executing this General Release that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified, and in furtherance of this intention, the BTR/ALI Releasors do hereby expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code. The BTR/ALI Releasors expressly warrant that they are familiar with and have been advised of the provisions of California Civil Code Section 1542, which provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
3.3 No Transfer. The BTR/ALI Releasors further represent and warrant that they have neither assigned nor transferred to any other person or entity any claim or matter herein released by them under this Section 3 and agree to indemnify and hold the Actel Releasees, and each of them, harmless from any liability, claims, demands, damages, costs, expenses, and attorneys’ fees incurred by the Actel Releasees, or any of them, as a result of any person or entity proving such assignment or transfer of any rights or claims under any such assignment or transfer.

4. RELEASES BY ACTEL
4.1 Releases by Actel. For good and valuable consideration, including BTR/ALI’s consent to the Stipulation the release by the BTR/ALI Releasors set forth above and BTR/ALI’s entry into and performance of its obligations under the Asset Purchase Agreement, Actel, for itself and its respective officers, directors, shareholders, employees, agents, servants, attorneys, parent corporations, subsidiary corporations, successors, and assigns, past and present, and each and all of them (collectively, the “Actel Releasors”), do hereby acknowledge full and complete satisfaction of, and do hereby release and discharge BTR/ALI and its Officers, officers, directors, shareholders, attorneys, employees, agents, servants, parent corporations, subsidiary corporations, successors, and assigns, past and present, and each and all of them (hereinafter collectively, the “BTR/ALI Releasees”), from any and all claims, demands and causes of action of whatever kind or nature, whether known or unknown, or suspected or unsuspected, by the Actel Releasors that the Actel Releasors, or any of them, now own or hold or have at any time owned or held as against the BTR/ALI Releasees, or any of them including, without limitation, any claims, demands, and causes of action based, in whole or in part, on any contract, license, or other agreement or obligation between BTR/ALI and Actel entered into or undertaken prior to the Effective Date.
4.2 California Civil Code Section 1542. It is the intention of the Actel Releasors in executing this General Release that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified, and in furtherance of this intention, the Actel Releasors do hereby expressly waive and relinquish, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code. The Actel Releasors expressly warrant that they are familiar with and have been advised of the provisions of California Civil Code Section 1542, which provides as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”
4.3 No Transfer. The Actel Releasors further represent and warrant that they have neither assigned nor transferred to any other person or entity any claim or matter herein released by them and agree to indemnify and hold the BTR/ALI Releasees, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred by the BTR/ALI Releasees, or any of them, as a result of any person or entity proving such assignment or transfer of any rights or claims under any such assignment or transfer.
5. DISCOVERY MATERIALS
5.1 Return of Discovery Materials. Each Party agrees to return, and to cause its counsel, consultants, and experts to return, to the other Party, all Discovery Materials, and all copies thereof, furnished to it by the other Party in the Arbitration, except as provided below:

5.1.1 Copies of Discovery Materials containing privileged or attorney work product material may be destroyed, rather than returned, provided that the destroying Party certifies the destruction to the other Party.
5.1.2 Electronic copies of Discovery Materials may be destroyed, rather than returned, provided that the destruction is permanent and the destroying Party certifies the destruction to the other Party.
5.1.3 Notwithstanding the other provisions of this Section 5 (“Discovery Materials”), outside counsel for each Party may retain one record copy of all Discovery Materials that were included in filings with the Arbitrator.
5.1.4 Actel need not return or destroy any Discovery Materials covered by the Asset Purchase Agreement.
5.1.5 Outside counsel for each Party may retain a single copy each of the recording and transcript of Dr. Ting’s deposition for archival purposes, and will certify the destruction of all other copies in its possession to BTR/ALI.
5.2 Deadline for Return of Materials. The Parties shall complete their obligations under this Section 5 (“Discovery Materials”) within 60 days of the Effective Date.
6. CONFIDENTIALITY.
Except as specifically provided in the Agreements, nothing in the Agreements alters the confidentiality obligations of the Parties set forth in the Protective Order.
7. MISCELLANEOUS
7.1 Fees and Expenses. All attorneys’ fees and costs in connection with the Arbitration will be borne by the Party that incurred the fees and costs including, but not limited to, attorneys fees, expert witness fees, filing fees, and discovery costs. Notwithstanding the foregoing, Actel and BTR/ALI will split all expenses incurred with JAMS in association with the Arbitration, with the exception of filing fees incurred by either Party.
7.2 Solicitation of Employees. Each of the Parties agrees that it shall not, for a five-year period from the Effective Date, directly solicit the services, whether as an employee or independent contractor, of any employee of the other Party. Nothing in this Section 7.2 (“Solicitation of Employees”) is intended to or shall be construed to prevent any Party from hiring any person, including a current or former employee of the other Party, who responds to a solicitation made generally to the trade or profession through classified and other advertisements, job announcements, and similar methods or who has announced the establishment of an independent business or who applies for a position on his or her own initiative.
7.3 No Release. Notwithstanding the General Releases set forth in Sections 2 (Releases by BTR/ALI and the Officers) and 3 (Releases by Actel), it is understood and agreed that no Party has released, acquitted, or discharged any action, cause of action, claim, demand, damages, debt, obligation, or controversy it could have asserted or will in the future be able to assert for breach of the Protective Order. It is understood that the obligations of the Protective Order are ongoing according to its terms, and are unaffected by the Agreements.
7.4 No Disqualification of Counsel. If litigation or arbitration relating to this Agreement is instituted, counsel for any of the Parties will not be disqualified from representing that counsel’s respective client herein by reason of such counsel’s participation in negotiations and discussions that occurred prior to the execution of this Agreement.
7.5 Notices. Whenever any matter in the Agreement provides for notice or other written communication to be given to a Party, such notice shall be given at the address of such Party set forth below, or such other address as such Party shall provide in writing to the other Party. All notices may be given by being personally delivered, by being sent by prepaid air freight, delivery of which is guaranteed, within one Business Day of receipt by the air freight company, or by being sent by facsimile, the receipt of which is acknowledged, addressed to the Party hereto to whom notice is to be given at the above-described address. Each such notice shall be deemed to be effective upon receipt, if personally delivered, one Business Day after receipt by the airfreight company, or one Business Day after being sent by facsimile. Notices sent to BTR/ALI in accordance with the provisions of this Section will be deemed to have been sent to all members of BTR/ALI.

If to Actel: Actel Corporation 2061 Stierlin Court Mountain View, CA 94043 Attn.: David L. Van De Hey Fax: (650) 318-2444	If to BTR/ALI and the Officers: BTR, Inc. c/o Advantage Logic, Inc. 20380 Town Center Lane, Suite 250, Cupertino, CA 95014 Attn.: Richard Abraham Fax: (408) 253-3469
7.6 Assignment. The Agreement shall be binding upon, and inure to the benefit of, the respective legal representatives, successors and permitted assigns of the Parties hereto. BTR/ALI (but not the Officers) may assign its rights and obligations under this Agreement to a successor to all or substantially all of its stock, business, or assets (tangible or intangible) whether by sale, merger, or otherwise. Actel may assign its rights and obligations under this Agreement to a successor to all or substantially all of its stock, business, or assets (tangible or intangible) whether by sale, merger, or otherwise.
7.7 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity.
7.8 Severability. Should any portion or provision of the Agreement be declared invalid or unenforceable in any jurisdiction by a court of competent jurisdiction, then such portion or provision shall be deemed to be severable, to the extent invalid or unenforceable, from the Agreement as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and shall not affect the remainder thereof. Notwithstanding the foregoing; (a) such provision of the

Agreement shall be interpreted by the Parties and by any such court, to the extent possible, in such a manner that such provision shall be deemed to be valid and enforceable; and (b) such court shall have the right to make such modifications to any provision of this Agreement as do not materially affect the rights or obligations of the Parties under the Agreement and as may be necessary in order for such provision to be valid and enforceable.
7.9 Waiver. No waiver of any right or obligation of any of the Parties under this Agreement shall be effective unless in a writing, specifying such waiver, executed by the Party against which such waiver is being enforced. A waiver by any Party hereto of any of its rights under the Agreement on any occasion shall not be a bar to the exercise of the same right on any subsequent occasion or of any other right at any time.
7.10 Headings and Titles. The designation of a title, or a caption or a heading, for each section of the Agreement is for the purpose of convenience only and shall not be used to limit, enlarge, interpret or modify the provisions of the Agreement.
7.11 Presumptions. Because each of the Parties hereto have participated in drafting the Agreement, this Agreement shall not be interpreted in favor of, or against, any Party on the ground that such Party was responsible for preparing the Agreement or any part thereof.
7.12 Amendment or Modification. The Agreement may be amended, altered, or modified only by a writing, specifying such amendment, alteration or modification, executed by Actel and BTR/ALI.
7.13 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
7.14 Governing Law; Jurisdiction. This Agreement, and the rights and obligations of the Parties hereunder, shall be governed by and construed in accordance with the laws of the State of California. Subject to Section 7.15 (Arbitration), any action with respect to this Agreement filed by one Party against the other may only be brought in the United States District Court for the Northern District of California or the Superior Court of the State of California in and for the county of Santa Clara.
7.15 Arbitration. Except as otherwise provided in the Agreements, any future dispute, claim, or controversy between the Parties will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. In any arbitration hereunder, the Parties may agree on the selection of a single arbitrator, but if they cannot so agree, each such Party shall select an arbitrator and the two selected arbitrators shall select a third arbitrator. No arbitrator may be affiliated, whether directly or indirectly, with any of the Parties, including, without limitation, as an employee, consultant, partner or shareholder. The arbitrator(s) shall permit each of the Parties to the arbitration to engage in a reasonable amount of discovery. In the event any Party requests such an arbitration, the arbitration shall be held in Santa Clara County, California. At the conclusion of the arbitration, the arbitrator or arbitrators will issue a written opinion including the decision and the reasons for the decision. The award by the arbitrator or arbitrators shall be final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

7.16 Attorneys’ Fees. Should any litigation or arbitration be commenced between the Parties hereto concerning this Agreement or any other topic, the Party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys’ fees in connection with such litigation or arbitration, which sum shall be determined by the trier of fact in such litigation or arbitration or in a separate action brought for that purpose.
7.17 Complete Agreement; Express Termination of Other Agreements. This Agreement constitutes and expresses the complete obligations of Actel and BTR/ALI with respect to each other and expressly supersede all Prior Agreements, all provisions of which are hereby terminated and declared null and void, regardless of any survival provisions of any of the Prior Agreements.
7.18 Nondisparagement. Each Party agrees to refrain from any (a) defamation, libel, or slander of the other Party and (b) tortious interference with the contracts and relations of the other Party.
7.19 Consultation With Counsel. Each Party acknowledges that it has or has had the opportunity to consult with counsel of its choice and that in executing this Agreement it has not relied upon any statements, representations, or agreements of any other person other than those contained herein.
7.20 No Admissions. This Agreement and the releases contained herein effect the settlement of claims that are denied and contested, and nothing contained herein shall be construed as an admission by a Party hereto of any liability of any kind. Each Party expressly denies that it is liable in any way or indebted to the other Party, except as provided in the Agreements.

IN WITNESS WHEREOF, the Parties hereto have caused this Settlement Agreement and Mutual Release to be executed as of the Effective Date.
ACTEL
ACTEL CORPORATION

Date	Signature	Printed Name	Title
BTR/ALI
BTR, INC.

Date	Signature	Printed Name	Title
ADVANTAGE LOGIC, INC.

Date	Signature	Printed Name	Title
OFFICERS
RICHARD ABRAHAM

Date	Signature	Printed Name
PETER PANI

Date	Signature	Printed Name
BENJAMIN TING

Date	Signature	Printed Name

ATTACHMENT A
Protective Order

Judge Lynch JAMS Endispute

ACTEL CORPORATION,	) No. 1100046359
)
Claimant,	)
)
v.	)
)
BTR, INC.,	)
)
Respondent.	)
Protective Order
     The parties to the above captioned arbitration (this “Arbitration”), Actel Corporation (“Actel”) and BTR, Inc. (“BTR”), may seek discovery of documents, information or other materials which contain or relate to confidential, proprietary or trade secret information of another party or of a third party;
     The undersigned Arbitrator, on consent of the parties, hereby orders that the following provisions govern the discovery and use of such information:
     1. “Confidential Information” shall mean and include any document (whether in hard copy or computer readable forms), thing, deposition testimony, interrogatory answers, responses to requests for admissions and/or production, or other information provided in discovery in this Arbitration (“Discovery Material”), which contains non-public, confidential or proprietary information, whether personal or business-related. All confidentiality designations shall be made in good faith by the Designating Party, and the parties shall not designate as “Confidential Information” documents previously exchanged between the parties, which shall remain subject to all contractual confidentiality obligations. Certain limited types of “Confidential Information” may be further designated, as defined and detailed below, by the party making the confidential designations on Discovery Materials (the “Designating Party”) as “Outside Counsel Eyes Only.” The “Outside Counsel Eyes Only” designation shall be reserved for descriptions of trade secrets not previously exchanged by the parties, and documents or information that constitute, reflect, or concern product design. Any confidentiality designation shall consitutue a representation that such Discovery Material has been reviewed by an attorney for the Designating Party and that there is a valid basis for such designation.
     2. Confidential Information and Outside Counsel Eyes Only Information and the substance or content thereof, including any notes, memoranda or other similar documents referring or relating thereto, shall be used by a Receiving Party and its authorized representatives or designees under this Protective Order solely for the purpose of this Arbitration and any appeals therefrom, and shall not be made available, disclosed or summarized to any persons, including the parties, other than as permitted by paragraphs 4-5 of this Protective Order. Confidential Information and Outside Counsel Eyes Only Information shall be maintained by the Receiving Party under the overall supervision of outside counsel.
     3. This Protective Order shall not apply to any information or material which:
          a. Is or becomes lawfully in the possession of the Receiving Party other than through production in the Arbitration.
          b. Has been or becomes part of the public domain by publication or otherwise and not due to any unauthorized act or omission on the part of the Receiving Party or any of its authorized representatives or designees under this Protective Order.
          Nothing herein shall impose any restriction on the use or disclosure by a party of its own documents or information.
     4. Subject to paragraphs 5,6 and 12 of this Protective Order, “Qualified Persons” having access to Discovery Material designated “Confidential Information” under this Protective Order in this Arbitration are:
          a. O’Melveny & Myers LLP and Jonathan Schafer, attorneys for Actel, and their stenographic, clerical and paralegal employees whose duties and responsibilities require access to such materials and who have executed Appendix A;
          b. McDermott, Will & Emery LLP, attorneys for BTR, and their stenographic, clerical and paralegal employees whose duties and resonsibilities require access to such materials and who have executed Appendix A;
          c. No more than four in-house employees, including in-house attorneys if desired, of a Party, whose names are listed below. The in-house employees, shall execute Appendix A. The approved in-house employees are as follows:

	Actel	BTR
Name	Bill Plants	Benjamin Ting
Name	Arun Kundu	Peter Pani
Name	Paul Lauwers	Richard Abraham
Name	Sinan Kaptinaglu	Lois Abraham
          d. Retained Independent consultants, vendors or experts for the parties (as well as their staff, stenographic, and clerical employees whose duties and responsibilities require access to such materials) who are not current employees of any party to this arbitration, or any direct competitor of any party to this arbitration, provided that such person shall first acknowledge, by executing the acknowledgment form attached hereto as Appendix A, that he or she has read this Protective Order, understands it, and agrees to be bound by it;
          e. The Arbitrator, and stenographic and video reporters engaged in proceedings incident to this Arbitration; and
          f. Outside document copying services and/or document coding or computerization services. Notwithstanding any other provision of this protective order, access to Confidential and Outside Counsel Eyes Only documents shall be permitted to such vendors without need for the completion of Appendix A. The outside counsel providing Confidential or Outside Counsel Eyes Only documents to outside document copying services or document coding or computerization services shall be responsible for that service’s compliance with the provisions of this Protective Order.
     5. Any Outside Counsel Eyes Only Information designated under this Protective Order shall be treated the same as Confidential Information, except that there shall be no general access by more than a single Qualified Person under Paragraph 4(c) to Discovery Materials designated Outside Counsel Eyes Only Information. However, Qualified Persons described in Paragraph 4(c) may be present at any deposition or hearing and may have access to any pleading brief or other filing in this arbitration, notwithstanding the presentation of Outside Counsel Eyes Only Information.
     6. Any person to whom “Outside Counsel Eyes Only” Information is disclosed shall not participate either directly or indirectly in the oversight of, or the actual drafting of patient applications, claim language for patent applications, arguments made in support of patent applications before the PTO or similar foreign patent agencies and any other patent prosecution activities in regard to FPGA designs on behalf of one of the Parties (and their parents or affiliates) for the duration of the arbitration and for a period of one (1) year thereafter — except to the extent a Qualified Person described in Paragraph 4(c) is a named inventor in a presently pending patent application and as such must cooperate with patent counsel in signing declarations, powers of attorney, assignments, and the like and in ensuring his applications properly claim that which the inventor regards as his invention (35 U.S.C. §112, ¶2).
     7. The designation of Discovery Materials in the form of documents, responses to admissions and interrogatories, or other tangible materials (including without limitation CD-ROM’s and tapes) as Confidential Information or Outside Counsel Eyes Only shall be made by the Designating Party by affixing the legend “CONFIDENTIAL INFORMATION PURSUANT TO PROTECTIVE ORDER” or “OUTSIDE COUNSEL EYES ONLY PURSUANT TO PROTECTIVE ORDER,” as the case may be, on each page containing any Confidential Information or Outside Counsel Eyes Only Information (or in the case of computer medium, on the medium and its label and/or cover) to which the designation applies.
     8. The designation of Discovery Materials in the form of deposition testimony as Confidential Information or Outside Counsel Eyes Only shall be made by instructing the Court Reporter to separately transcribe, legend and bind the pages containing Confidential Information and/or Outside Counsel Eyes Only Information. The stenographic reporter shall be so instructed when the Confidential Information or Outside Counsel Eyes Only Information is disclosed. A party or third party may also designate any portion of the transcript as Confidential Information or Outside Counsel Eyes Only Information by so advising all other parties in writing, with page and line number designations, within ten (10) business days after receipt of the transcript. Until ten (10) business days have passed after the receipt of any transcript, that entire transcript shall be deemed to be Outside Counsel Eyes Only. In the event of disagreement about the Confidential status of a deposition transcript, it shall continue to be treated as “Confidential” or “Outside Counsel Eyes Only”, whichever protection is being sought, until the Arbitrator rules otherwise.
     9. Notwithstanding Paragraph 4.5, if Outside Counsel Eyes Only Information is subject to the Export Administration Regulations (EAR), administered by the U.S. Department of Commerce, or the International Traffic in Arms Regulations (ITAR), administered by the U.S. Department of State, it shall be designated at the time of production or disclosure with an appropriate legend so indicating, including (in a transmittal letter) the basis for such designation and the implicated classification schedule identification, and may not be disclosed to any foreign national, whether inside or outside the United States without government approval.
     10. If Confidential Information or Outside Counsel Eyes Only Information is disclosed to anyone other than in a manner authorized by this Protective Order, the party responsible for such disclosure must immediately bring all pertinent faces relating to such disclosure in the attention of the Designating party of the Confidential Information or Outside Counsel Eyes Only Information, and make every reasonable effort to retrieve such Confidential Information or Outside Counsel Eyes Only Information and to prevent further disclosure.
     11. If confidential Information or Outside Counsel Eyes Only Information is discussed, quoted or referred to in any deposition, the disclosing party shall ensure that only persons permitted to have access to such Information under paragraphs 4-5 of this Protective Order are present.
     12. Any pleading, paper or other document filed in this Arbitration which contains or discloses Confidential Information or Outside Counsel Eyes Only Information shall be filed under seal and shall be maintained under seal according to the terms of this Protective Order or as otherwise determined by the Arbitrator. When filing pleadings or other filings which contain Confidential Information or Outside Counsel Eyes Only Information, the party so filing shall designate the following on the first page of filed documents: “UNDER SEAL — SUBJECT TO PROTECTIVE ORDER — CONTAINS CONFIDENTIAL OR OUTSIDE COUNSEL EYES ONLY MATERIAL,” Any pleading or filing containing Confidential Information or Outside Counsel Eyes Only Information shall be disclosed only to those persons entitled to access to such Confidential Information under paragraphs 4-5 hereof, but shall also be filied in non-confidential, redacted form within three (3) business days of its service or filing with the arbitrator.
     13. Entering into, agreeing to and/or producing or receiving Confidential Information or Outside Counsel Eyes Only Information or otherwise complying with the terms of this Protective Order shall not:

          a. prejudice the rights of any party to seek a determination by the Arbitrator whether any Discovery Material, Confidential Information, or Outside Counsel Eyes Only Information should be subject to the terms of this Protective Order;
          b. prejudice the rights of any party to petition the Arbitrator for a further protective order or challenge relating to any purportedly Confidential Information or Outside Counsel Eyes Only Information. or
          c. prejudice the rights of any party so petition the Arbitrator for permission to disclose or use particular Confidential Information or Outside Counsel Eyes Only Information more broadly than would otherwise be permitted by the terms of this Protective Order, or
          d. prevent any Designating Party from agreeing to alter or waive the provisions or protections provided for herein with respect to any particular Discovery Material designated as Confidential Information or Outside Counsel Eyes Only Information.
     14. Notwithstanding any default provisions of this Protective Order providing for confidential treatment, in the event of disagreement, the party asserting confidentiality shall have the burden of proving that the information at issue is entitled to the protection of this Protective Order.
     15. All provisions of this Protective Order restricting the use of information obtained during discovery shall continue to be binding on the parties and all persons who have received information under this Protective Order after the conclusion of this Arbitration, including all appeals, until further Order of the Arbitrator, unless the parties agree otherwise in writing. any and all originals and copies of Discovery Materials designated Confidential or Outside Counsel Eyes Only shall, at the request of the producing party, be returned to the party within sixty (60) days after a final judgment herein or settlement of this Arbitration, or, at the option of the producing party, destroyed in this time frame, except that outside counsel for each party may maintain in its files one copy of each pleading filed with the Arbitrator, each deposition together with the Appendixes marked at the deposition, and documents constituting work product which were internally generated based upon confidential Information or Outside counsel Eyes Only Information. In the event that outside counsel maintains such documents, it shall not disclose material containing any type of Confidential Information or Outside Counsel Eyes Only Information to another party absent subpoena or court order. Upon receipt of any subpoena for such information, the party receiving the subpoena shall immediately notify counsel for the

Designating Party of the subpoena so that the latter may protect its interests. In the event that documents are returned to or destroyed at the request of the producing party, the other party or its outside counsel shall certify in writing that all such documents have been returned or destroyed, as the case may be.
     16. Third parties who produce information in this Arbitration may avail themselves of the provisions of this Protective Order and Discovery Material produced by third parties shall be treated by the parties in conformance with this Protective Order.
     17. At the request of either party, the Arbitrator will revisit this order to ensure that each party has a fair hearing, is not unreasonably burdened, and receives due process. If it appears to the Arbitrator that the efforts of a party’s Independent Expert are unreasonably burdened as a result of this order, then the Arbitrator will revisit the question of whether the Qualified Persons described in paragraph 4(c) should have access in the other party’s Outside Counsel Eyes Only materials subject to appropriate restrictions to be placed on that individual in terms of patent prosecution activities.
     18. The Arbitrator retains jurisdiction subsequent to settlement or entry of its award to enforce the terms of this Protective Order.

Dated: July __, 2006	SO ORDERED:

Hon. Eugene F. Lynch (Ret.)

Judge Lynch, JAMS Endispute
APPENDIX A
Before JAMS

ACTEL CORPORATION,	)
)
Claimant,	No. 1100046359
)
v.	)
)
BTR, INC.,	)
)
Respondent.	)
     I hereby certify (i) my understanding that Discovery Material and/or Confidential Information, and/or Outside Counsel Eyes Only Information are being provided to me pursuant to the terms and restrictions of the Protective Order (the “Order”) entered by the Arbitrator in this Arbitration, and (ii) that I have read the Order. I understand the terms of the Order, I agree to be fully bound by the Order, and I hereby submit to the jurisdiction of the Arbitrator for purposes of enforcement of the Order.

Dated:	Signature:

Name:

Address:

ATTACHMENT B
Stipulation
MARK A. SAMUELS (SB #107026)
msamuels@omm.com
RYAN K. YAGURA (SB #197619)
ryagura@omm.com
O‘MELVENY & MYERS LLP
400 South Hope Street
Los Angeles, California 90071-2899
Telephone: (213) 430-6000
Facsimile: (213) 430-6407
Attorneys for Claimant
ACTEL CORPORATION
MARK A. SAMUELS (SB #107026)
msamuels@omm.com
RYAN K. YAGURA (SB #197619)
ryagura@omm.com
O‘MELVENY & MYERS LLP
400 South Hope Street
Los Angeles, California 90071-2899
Telephone: (213) 430-6000
Facsimile: (213) 430-6407
Attorneys for Claimant
ACTEL CORPORATION
JUDICIAL ARBITRATION AND MEDIATION SERVICE

)
In the Matter of the Arbitration Between:	)
)
ACTEL CORPORATION,	)
	)	No. 1100046359
Claimant,	)	(Hon. Eugene Lynch, Ret.)
)
— and —)		STIPULATED DISMISSAL
	)	WITH PREJUDICE
BTR, INC.,	)
)
Respondent.	)
)

     IT IS HEREBY STIPULATED BY AND BETWEEN THE PARTIES HERETO, through their respective counsel, that the Parties’ respective claims and counterclaims have been settled and compromised, and that the same are hereby dismissed with prejudice.
     IT IS FURTHER STIPULATED that each Party shall bear its own fees and costs.

Dated: March __, 2007	MARK A. SAMUELS RYAN K YAGURA O‘MELVENY & MYERS LLP
By:
Mark A. Samuels
Attorneys for Claimant Actel Corporation

Dated: March __, 2007	RAYMOND V. LUPO PAUL DEVINSKY MCDERMOTT WILL & EMERY LLP
By:
Paul Devinsky
Attorneys for Respondent BTR, Inc.

     IT IS SO ORDERED this ___ day of March 2007.

Hon Eugene Lynch (Ret.), Arbitrator